   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 19, 2002.

                                                   REGISTRATION NO. 333-______
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    ---------


                        SANDERS MORRIS HARRIS GROUP INC.
                       (f/k/a Pinnacle Global Group, Inc.)
             (Exact name of registrant as specified in its charter)

                                    ---------


           TEXAS                                              76-0583569
(State or Other Jurisdiction                               (I.R.S. Employer
of Incorporation or Organization)                         Identification No.)

                             600 TRAVIS, SUITE 3000
                              HOUSTON, TEXAS 77002
                    (Address of Principal Executive Offices)

                                    ---------


                        SANDERS MORRIS HARRIS GROUP INC.
                               1998 INCENTIVE PLAN

                        SANDERS MORRIS HARRIS GROUP INC.
                            CAPITAL INCENTIVE PROGRAM
                            (Full Title of the Plan)

                                    ---------


      Name, Address and Telephone             Copy of Communications to:
     Number of Agent for Service:

                                                  CHRIS A. FERAZZI
            BEN T. MORRIS                       PORTER & HEDGES, L.L.P.
        600 TRAVIS, SUITE 3000             700 LOUISIANA STREET, SUITE 3500
         HOUSTON, TEXAS 77056                  HOUSTON, TEXAS 77002-2370
            (713) 993-4610                          (713) 226-0600


                                                    CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                                                PROPOSED
                                                  AMOUNT TO     PROPOSED MAXIMUM OFFERING   MAXIMUM AGGREGATE        AMOUNT OF
 TITLE OF SECURITIES TO BE REGISTERED (1)(3)   BE REGISTERED(1)    PRICE PER SHARE(2)       OFFERING PRICE(2)     REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share              1,862,424              $5.95                $11,081,423            $1,020
====================================================================================================================================

(1) Pursuant to Rule 416(a), also registered hereunder is an indeterminate number of shares of Common Stock issuable as a result of the anti-dilution provisions of the Plan.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee based on the average of the high and low sale prices for the Common Stock on the Nasdaq National Market on September 10, 2002, $5.95.

(3) Pursuant to Rule 416(c), also registered hereunder is an indeterminate amount of Plan interests.

      This registration statement registers an additional 1,862,424 shares of Common Stock related to the Sanders Morris Harris Group 1998 Incentive Plan and which are the same class as other securities for which a registration statement on Form S-8, No. 333-72325 (as amended, the "Previous Registration Statement"), has been previously filed. Pursuant to General Instruction E of Form S-8, the contents of the Previous Registration Statement are hereby incorporated by reference.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION BY REFERENCE

      The following documents previously filed with the Securities and Exchange Commission by Sanders Morris Harris Group Inc. are hereby incorporated by reference:

      o Annual report on Form 10-K for the year ended December 31, 2001, filed on April 1, 2002.

      o Quarterly report on Form 10-Q for the three months ended March 31, 2002 and June 30, 2002, filed on May 14, 2002 and August 9, 2002, respectively.

      o Current reports on Form 8-K filed on March 14, 2002, June 6, 2002, June 7, 2002 and August 28, 2002.

      o Current report on Form 8-K and the description of capital stock contained therein filed on September 19, 2002.

      All other documents subsequently filed by Sanders Morris Harris Group Inc. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents.


ITEM 8.  EXHIBITS


EXHIBIT
  NO.                                  DESCRIPTION
-------                               --------------

   +4.1     Sanders Morris Harris Group Inc. 1998 Incentive Plan (f/k/a
            Pinnacle Global Group, Inc. 1998 Incentive Plan) (Filed as an Exhibit to the Registrant's S-8 dated February 12, 1999, as amended, (File No. 333-72325) and incorporated herein by reference).

   +4.2 Sanders Morris Harris Group Inc. Capital Incentive Program (Filed as an Exhibit to the Registrant's Form 10-Q for the quarter ended September 30, 2001 and incorporated herein by reference).

   *5.1 Opinion of Porter & Hedges, L.L.P. with respect to the legality of the securities.

  *23.1     Consent of KPMG LLP.

  *23.2     Consent of PricewaterhouseCoopers LLP.

  *23.5     Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).

  *24.1 Power of Attorney (included on signature page of this Registration Statement).


--------------------------------
+ Previously filed.
* Filed herewith.

                              POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ben T. Morris and Robert E. Garrison II, and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments and supplements to this Registration Statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 19th day of September, 2002.

                                         SANDERS MORRIS HARRIS GROUP INC.

                                         By: /s/ BEN T. MORRIS
                                            ----------------------------------
                                                     Ben T. Morris,
                                                 Chief Executive Officer



      In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on this 19th day of September, 2002.



SIGNATURE                                  TITLE
---------                                  -----

         /s/ BEN T. MORRIS
-------------------------------------      Chief Executive Officer and Director
            Ben T. Morris                  (Principal Executive Officer)


       /s/ ROBERT E. GARRISON II
-------------------------------------      President and Director
        Robert E. Garrison II


         /s/ GEORGE L. BALL
-------------------------------------      Chairman of the Board and Director
           George L. Ball


        /s/ TITUS H. HARRIS, JR.           Chairman of the Board and Director
-------------------------------------
        Titus H. Harris, Jr.


        /s/ DON A. SANDERS
-------------------------------------      Vice Chairman and Director
           Don A. Sanders


       /s/ DONALD R. CAMPBELL
-------------------------------------      Director
         Donald R. Campbell


         /s/ NOLAN RYAN
-------------------------------------      Director
            Nolan Ryan


         /s/ DAN S. WILFORD
-------------------------------------      Director
          Dan S. Wilford



SIGNATURE                                  TITLE
---------                                  -----

        /s/ W. BLAIR WALTRIP
-------------------------------------      Director
          W. Blair Waltrip


         /s/ JOHN H. STYLES
-------------------------------------      Director
           John H. Styles


          /s/ RICK BERRY
-------------------------------------      Chief Financial Officer
             Rick Berry                    (Principal Financial and Accounting Officer)


                               INDEX TO EXHIBITS



EXHIBIT
  NO.                                  DESCRIPTION
-------                               --------------

   +4.1     Sanders Morris Harris Group Inc. 1998 Incentive Plan (f/k/a
            Pinnacle Global Group, Inc. 1998 Incentive Plan) (Filed as an Exhibit to the Registrant's S-8, as amended, dated February 12, 1999 (File No. 333-72325) and incorporated herein by reference).

   +4.2 Sanders Morris Harris Group Inc. Capital Incentive Program (Filed as an Exhibit to the Registrant's Form 10-Q for the quarter ended September 30, 2001 and incorporated herein by reference).

   *5.1 Opinion of Porter & Hedges, L.L.P. with respect to the legality of the securities.

  *23.1     Consent of KPMG LLP.

  *23.2     Consent of PricewaterhouseCoopers LLP.

  *23.5     Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).

  *24.1 Power of Attorney (included on signature page of this Registration Statement).


------------------------
+ Previously filed.
*  Filed herewith.